Exhibit 10.1



                      PLAN OF ARRANGEMENT

                              AND

 SHARE EXCHANGE AGREEMENT DATED FOR REFERENCE SEPTEMBER 29, 2004
                             BETWEEN

                   NORTH COAST PARTNERS, INC.

                               AND

                      TRANSWORLD MEDIA INC.

                               AND

            THE SHAREHOLDERS OF TRANSWORLD MEDIA INC.


                        TABLE OF CONTENTS


                                                             Page


1.   Definitions                                                2
2.   Purchase and Sale                                          6
3.   Closing and Adjustments                                    7
4.   Transaction Expenses                                       7
5.   Approvals                                                  8
6.   Transworld Media's Warranties and Representations          8
7.   Purchaser's Warranties and Representations                11
8.   Covenants of the Parties                                  15
9.   Non-Merger                                                17
10.  Conditions Precedent                                      17
11.  Transactions of Transworld Media at the Closing           18
12.  Transactions of the Purchaser at the Closing              19
13.  Post Closing Agreements                                   20
14.  Time of the Essence                                       21
15.  Further Assurances                                        21
16.  Successors and Assigns                                    21
17.  Counterparts                                              21
18.  Notice                                                    21
19.  Agents                                                    22
20.  Proper Law                                                23
                      PLAN OF ARRANGEMENT
                              AND
                    SHARE EXCHANGE AGREEMENT

           THIS AGREEMENT is dated for reference the 29th day of September, 2004.

BETWEEN:

          NORTH  COAST  PARTNERS, INC., a company  duly
          incorporated under the laws of the  State  of
          Delaware,  and  having  its  registered   and
          records  offices  located at  3640-A  Concord
          Pike, in the City of Wilmington, County of Newcastle, 19803

          (hereinafter referred to as the "Purchaser")

                                             OF THE FIRST PART
AND:
          TRANSWORLD MEDIA INC., a corporation duly incorporated pursuant to the laws of the Province of British Columbia and having its registered and records offices located at Suite 1750 -- 1185 West Georgia Street,
          Vancouver, British Columbia, V6E 4E6

          (hereinafter referred to as "Transworld Media")

                                             OF THE SECOND PART
AND:
          ALL OF THE SHAREHOLDERS OF TRANSWORLD MEDIA, listed in Schedule "A" attached hereto

          (hereinafter referred to as the "Shareholders")

                                                OF THE THIRD PART

WHEREAS:

A.         Transworld Media and the Shareholders wish to continue
Transworld  Media into the State of Wyoming as  if  it  had  been
incorporated   under   the   laws  of  that   jurisdiction   (the
"Continuance");

B. Upon completion of the Continuance, the Shareholders wish to then exchange all of their issued and outstanding shares in Transworld Media (the "Transworld Media Shares") in exchange for common shares of the Purchaser, on a one for one share basis, and the Purchaser wishes to acquire all of the Transworld Media Shares as a corporate reorganization on a share for share exchange basis (the "Reorganization"); and

C. The proposal to implement and effect the Continuance and Reorganization will be completed by corporate arrangement under the Business Corporations Act (BC), as approved by the Shareholders and the Supreme Court of British Columbia, upon the terms and conditions hereof.

           NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.        DEFINITIONS

1.1.      For all purposes of this Agreement:

          (a)  "Approvals" means the approvals set out in Section
          5 herein;

          (b) "Audited Statements" means the audited financial statements of Transworld Media for the period ending
          August  31, 2003, which are attached hereto as Schedule
          "D";

          (c) "Business" means the current businesses carried on by Transworld Media, as established and presently operating;

          (d) "Business Assets" means all real property, personal property, choses in action, intangible or intellectual property and all other assets or interests therein of whatsoever nature owned by Transworld Media;

          (e) "Closing" means the completion of the transactions contemplated by this Agreement;

          (f) "Closing Date" means the 5th business day following the day upon which the transactions contemplated under Sections 11 and 12 of this Agreement are formally approved by the Regulatory Authorities, or at such other time and place as the parties may agree in writing, provided that such date shall not be later than December 31, 2004;

          (g)   "Commission"  means the Securities  and  Exchange
          Commission of the United States of America;

          (h)  "Continuation" means the continuance of Transworld
          Media under the laws of the State of Wyoming;

          (i) "Contracts" means all of the material commitments, agreements, contracts, leases and other documents entered into by Transworld Media, by which Transworld Media is bound or to which Transworld Media or the Business Assets are subject and which are enumerated and described in Schedule "C";

          (j)    "Court"  means  the  Supreme  Court  of  British
          Columbia;

          (k)   "Disclosure Document" means any filing  statement
          or  report in the form prescribed by the rules  of  the
          Commission   for   the   proper   disclosure   of   the
          transactions contemplated herein;

          (l) "Indebtedness" means any and all advances, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of a Person assumed, created, incurred or made, whether voluntary or involuntary, however incurred or made, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether such Person may be liable individually or jointly with others;

          (m) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise, that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Person any proprietary right;

          (n) "Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator, or other legal representative;

          (o)    "Pro-forma   Financials"  mean   the   pro-forma
          financials of the Purchaser showing the Purchaser's financial position after completion of the Arrangement;

          (p) "Purchaser's Financial Statements" means the audited financial statements of the Purchaser to June
          30, 2004, which are attached hereto as Schedule "I";

          (q) "Purchaser's Shares" means the 5,360,000 fully paid and non-assessable common shares in the capital stock of the Purchaser to be allotted and issued to the shareholders of Transworld Media pursuant to the terms of Section 2 herein, being free of any resale or trading restrictions;

          (r) "Purchaser's Statement Date" means the latest date to which the Purchaser's Financial Statements have been prepared being June 30, 2004;

          (s)      "Reorganization"    means    the     corporate
          reorganization of Transworld Media and the Purchaser by
          plan   of   arrangement  as  contemplated  under   this
          Agreement;

          (t)   "Statement  Date" means the date of  the  Audited
          Statements;

          (u)   "Transfer  Agent" means National Stock  Transfer,
          1512 South 1100 East, Salt Lake City, Utah, 84105, the registrar and transfer agent of the Purchaser at the time of this Agreement; and

          (v)   "Transworld Media's Solicitor" means Salley Bowes
          Harwardt, Barristers and Solicitors of 1750 - 1185 West
          Georgia Street, Vancouver, B.C., V6E 4E6.

1.2. In this Agreement, except as otherwise expressly provided:

          (a) "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

          (b)   all  references in this Agreement to a designated
          "Section" or other subdivision or to a schedule are to the designated Section or other subdivision of, or Schedule to, this Agreement;

          (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

          (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

          (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, equally applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited" to words of similar import, is used with reference thereto);

          (f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable to Canada;

          (g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

          (h) where any representation or warranty is made "to the knowledge of" any Person, such Person will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstances in respect of which the representation or warranty is given being untrue if such Person proves:

                     (i)  that such Person conducted a reasonable
               investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty; and

                      (ii)   that  fact,  state  of   facts,   or
               circumstances could not reasonably be expected to have been determined as a result of that reasonable investigation, irrespective of the actual investigation conducted by such Person;

          (i) except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian funds; and

          (j) any other term defined within the text of this Agreement has the meanings so ascribed.

1.3.      The following are the Schedules to this Agreement:

          Schedule                 Description

       A                    List  of  Shareholders  and Purchaser's Shares
       B                        [Intentionally omitted]
       C                     Material Contracts of Transworld Media
       D                     Financial  Statements  of Transworld Media
       E                     Closing Warranty and Certificate -
                                    Transworld Media
       F                     Outstanding Stock Options and
                                 Warrants of the Purchaser
       G                     Material   Contracts   of Purchaser
       H                     Liabilities of Purchaser
       I                     Financial  Statements   of Purchaser
       J                     Purchaser's Bank Accounts
       K                     Closing Warranty and Certificate - Purchaser

2.        SHARE EXCHANGE

2.1. Relying upon the representations and warranties of Transworld Media contained herein and subject to the terms and conditions hereof, and subject to the prior completion of the Continuation, on the Closing Date the Shareholders will exchange and deliver to the Purchaser the Transworld Media Shares, and in consideration, the Purchaser will issue and deliver to the Shareholders the Purchaser's Shares.

2.2. Purchaser hereby authorizes and directs that the Purchaser's Shares shall be allotted and issued by the Purchaser to the Shareholders respectively in the amounts set out opposite their names as more particularly described in Schedule "A".

2.3. The Purchaser's Shares to be issued to the Shareholders shall be valued at a deemed price of US$0.004 per share (or
CDN$0.005 per share).

3.        CLOSING AND ADJUSTMENTS

3.1. The completion of the transactions contemplated hereby will take place at the offices of Salley Bowes Harwardt, Suite
1750 - 1185 West Georgia Street, Vancouver, British Columbia, V6E
4E6 at 10:00 a.m., local time, on the Closing Date.

3.2. All parties shall use their best and reasonable efforts to complete this Agreement as soon as practicable on or before the Closing Date.

4.        TRANSACTION EXPENSES

4.1. All costs and expenses related to the obtaining of the Approvals described in section 5.1(d), as well as the audit and legal costs of the Purchaser, and without limitation the cost of reconciling the Audited Statements to generally accepted United States' accounting principles, shall be borne by the Purchaser; and the audit and legal costs of the Shareholders and Transworld Media shall be borne by Transworld Media.

5.        APPROVALS

5.1. The Purchaser, Transworld Media and the Shareholders shall use their best and reasonable efforts to obtain the following required approvals prior to the Closing:

          (a)  the approval of the Arrangement by the Court;

          (b)   the  completion of the Continuation of Transworld
          Media;

          (c) the passing of the resolutions of the Shareholders contemplated by paragraph 8.1(f); and

          (d) any other required corporate approvals necessary for the Shareholders to transfer the Transworld Media
          Shares to the Purchaser and for the Purchaser to issue the Purchaser's Shares to the Shareholders.

6.        TRANSWORLD MEDIA'S WARRANTIES AND REPRESENTATIONS

6.1.       Transworld  Media  warrants  and  represents  to   the
Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

          (a) Transworld Media is, and will be on the Closing Date, the registered and beneficial owner of the Business, free and clear of all Liens, and that no other Person has any other interest, legal or beneficial, direct or indirect, in the Business or the Business Assets;

          (b) the Shareholders have, and will have on the Closing Date, the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Transworld Media Shares to the Purchaser without the consent of any other third party or governmental authority, except as expressly set forth herein;

          (c)   no  other  Person  has any  agreement,  right  or
          option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option to purchase the Transworld Media Shares;

          (d) Transworld Media is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia, is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia;

          (e)   Transworld  Media  has the power,  authority  and
          capacity   to  carry  on  the  Business  as   presently
          conducted by it;

     (f) Transworld Media has the power, authority and capacity to own and use all of the Business Assets and have all necessary business licenses and any other licenses required to operate the Business;

          (g) Transworld Media owns and possesses and has good and marketable title to and possession of all the Business Assets free and clear of all Liens;

          (h) Transworld Media does not own or possess any asset other than the Business Assets, and does not have any interest in the assets or business of any other Person;

          (i) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof do not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, joint venture, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which Transworld Media is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Transworld Media is bound or, to the knowledge of Transworld Media, any statute or regulation applicable to Transworld Media;

          (j) the Audited Statements will be prepared in accordance with generally accepted accounting principles, are true and correct in every material respect and present fairly and accurately the costs and liabilities of Transworld Media as at the Statement Date;

          (k) there is no Indebtedness of Transworld Media which is not disclosed or reflected in the Audited Statements or otherwise;

          (l) all material transactions of Transworld Media have been promptly and properly recorded or filed in or with its respective books and records, and the records of Transworld Media contains all records required to be kept pursuant to applicable legislation pertaining to the operation of its Business and Business Assets;

          (m) there are no pension, profit sharing, incentive, bonus or similar plans or other compensation plans affecting Transworld Media and Transworld Media has no unfunded or unpaid liability in respect of any such plans;

          (n) Transworld Media has no outstanding material agreement, contract or commitment (whether written or oral) whatsoever relating to or affecting the conduct of the Business or any of the Business Assets or for the purchase, sale or lease of any of the Business Assets other than the Contracts;

          (o) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending, or to the knowledge of
          Transworld Media, threatened against or affecting Transworld Media at law or in equity or before or by any court or national, colonial, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency, and Transworld Media is not a party to or threatened with any litigation;

          (p)  Transworld Media:

                     (i)   is not in breach of any of the  terms,
               covenants, conditions, or provisions of, is not in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any Contract;

                     (ii)  is not in breach or default under  any
               judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which Transworld Media is bound or to which Transworld Media or any Business Assets are subject;

                and Transworld Media has not received notice that any default, breach, or violation is being alleged;

          (q) Transworld Media has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Person except as described in the Audited Statements;

          (r)  since the Statement Date:

                     (i)   no  dividends  of any  kind  or  other
               distribution on any interest of Transworld Media have been declared or paid;

                     (ii)  there  has  been no  material  adverse
               change in the financial condition or position of Transworld Media and there has been no damage, loss or destruction materially affecting the Business Assets or the right, capacity, or ability of Transworld Media to carry on the Business;

                     (iii)     Transworld Media has not increased
               the pay of or paid or agreed to pay any pension, bonus, share of profits or other similar benefit to or for the benefit of any agent, employee, director or officer of Transworld Media, except increases in the normal course of business to employees other than officers and directors;

                     (iv)  Transworld  Media  has  conducted  its
               Business in the usual and normal manner and has maintained the Business Assets in as good condition as prevailed prior to the Statement Date and has made all necessary repairs and replacements thereto; and

                     (v)   Transworld Media has  not  issued  any
               further shares in its capital stock.

7.        PURCHASER'S WARRANTIES AND REPRESENTATIONS

7.1. The Purchaser warrants and represents to Transworld Media and the Shareholders, with the intent that Transworld Media and the Shareholders will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

          (a) the Purchaser is a company duly incorporated, validly existing and presently in good standing under the laws of the State of Delaware and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

          (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

          (c) to the knowledge of the Purchaser, the Purchaser has filed all reports and documents required to be filed with the Secretary of State of Delaware and the Commission, and is not in default of any requirements of any applicable corporate and securities laws, and the rules and regulations thereto;

          (d) the sole director and officer of the Purchaser as of the date of execution of this Agreement is:

          Director:

          Wong Peck Ling

          Officers:

          Wong Peck Ling - Chief Executive and Chief Financial Officers
          Don Montague   -    Secretary

          (e) as at the Closing Date, Transworld Media shall nominate and appoint two (2) persons in conformity to the requirements of the laws of the Delaware, and Mel Venkateswaran and Wong Peck Ling to act as the
          directors of the Purchaser, and the officers of the Purchaser shall be:

          Mel Venkateswaran        -    Chief Executive Officer
          Wong Peck Ling      -    Chief Financial Officer
          Don Montague             -    Secretary

          (f) at the date of this Agreement, the authorized capital of the Purchaser consists of 21,000,000 shares divided into 20,000,000 common shares with a par value of US$0.001 per share, of which 1,000,000 common shares are issued and outstanding as fully paid and non-assessable, and 1,000,000 preferred shares with a par value of US$0.001 per share, of which no preferred shares are issued and outstanding;

          (g)    upon   completion   of  the   Arrangement,   the
          Shareholders shall be the beneficial and registered holders of the Purchaser's Shares as fully paid and non-assessable common shares of the Purchaser, free and clear of all Liens and restrictions on transfer;

          (h)    there  are  no  options,  warrants,  rights   or
          agreements outstanding with respect to the issued or unissued shares of the Purchaser except as disclosed in Schedule "F";

          (i) there are no existing agreements or contemplated agreements, written or oral, of any nature or kind whatsoever to which the Purchaser is a party, except those disclosed as set out in Schedule "G" attached hereto, and true copies of all such agreements set out in Schedule "G" have been delivered to Transworld Media;

          (j) as at the date of this Agreement, there are no liabilities, contingent or otherwise, including assessed or unassessed income tax liabilities, nor is there any undisclosed litigation, proceeding or investigation pending or threatened against the Purchaser, its property or business, nor does the Purchaser know, or have grounds to know of any basis for any litigation, proceeding or investigation against the Purchaser, its properties or business, other than that which has been disclosed to Transworld Media as set out in Schedule "H" attached hereto;

          (k)    the  Purchaser  has  all  corporate  power   and
          authority to carry on its business as presently carried on;

     (l) the Purchaser's Financial Statements as set out in Schedule "I" were prepared in accordance with generally accepted United States accounting principles applied on a basis consistent with prior years, are true and correct in every material respect and present fairly and accurately the financial condition and position of the Purchaser as at the Purchaser's Statement Date and the results of its operations for the year ended on the Purchaser's Statement Date; and no material changes in the financial position of the Purchaser have occurred since the Purchaser's Statement Date;

          (m) there is no Indebtedness of the Purchaser which is not disclosed or reflected in the Purchaser's Financial Statements, except the liabilities of the Purchaser as shown in Schedule "H" hereto, and the liabilities of the Purchaser will not materially change prior to the Closing except for the costs of effecting the transactions contemplated by this Agreement;

          (n) the Purchaser has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Person except as described in the Purchaser's Financial
          Statements;

          (o) there are not any shareholders of the Purchaser indebted to the Purchaser and the Purchaser is not indebted to any of its shareholders;

          (p) the Purchaser is not subject to any collective bargaining agreement, pension or retirement plan, bonus or profit sharing scheme or other employee benefit plan, agreement or arrangement affecting employees;

          (q) the Purchaser has no bank, trust, savings, chequing or other accounts or deposits, safety deposit boxes or other depositories except as set out in Schedule "J", which Schedule is a true and complete list showing the name of each bank, trust company or other financial institution in which the Purchaser has accounts, deposits or safety deposit boxes;

          (r) attached hereto as part of Schedule "I" is the financial statements filed by the Purchaser with the Commission for the financial year ended June 30, 2004 of the Purchaser and the said financial statements are substantially correct in every particular way;

          (s) to the knowledge of the Purchaser, all taxes and other assessments which the Purchaser is required by law to withhold or to collect have been duly recorded, withheld and collected and have been paid over to the proper governmental authorities or held by them for such payment;

          (t) the Purchaser is not subject to any mortgage, Lien, lease, agreement, instrument or any other restriction  of  any  kind  or  character  which  would
          prevent the consummation of the transactions contemplated by this Agreement, or which would result in the breach of any term or provision of, or constitute a default under any obligation binding on the Purchaser;

          (u) to the knowledge of the Purchaser, the minute books and corporate records of the Purchaser contain a true and complete record of all resolutions of the directors and shareholders and all records required to be maintained under the corporate laws of Delaware;

          (v)  all alterations to the Articles and By-laws of the
          Purchaser  since  its  incorporation  have  been   duly
          approved by the shareholders of the Purchaser and filed with the Secretary of State of Delaware;

          (w) to the knowledge of the Purchaser, the Purchaser is not in breach of any statute, regulation or by-law applicable to the Purchaser or its operations;

          (x) the making of this Agreement, and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under any terms, provisions or conditions of, or constitute default under the Articles or By-laws of the Purchaser or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which the Purchaser is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Purchaser is bound or, to the knowledge of the Purchaser, any statute or regulation applicable to the Purchaser;

          (y) to the knowledge of the Purchaser, the Purchaser has been assessed for federal and state income tax for all years to and including the fiscal year of the Purchaser ended on the Purchaser's Statement Date, and the Purchaser has withheld and remitted to the Internal Revenue Service or other applicable tax collecting authority all amounts required to be remitted respecting payments to employees or to non-residents, or otherwise and has paid all instalments of corporate taxes due and payable;

          (z) to the knowledge of the Purchaser, all tax returns, filings and reports of the Purchaser required by law to be filed prior to the date hereof, including all federal and state income tax returns, all returns and filings pertaining to compensation of employees of the Purchaser for job related injuries required pursuant to any state or federal law and any other tax returns applicable to the Purchaser have been filed and are true, complete and correct in all material respects, and all taxes and other government charges, including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licences required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the Purchaser's Financial Statements;

          (aa) adequate provision has been made for taxes payable by the Purchaser for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Purchaser, and to the knowledge of the Purchaser and its officers, directors or employees, there are no contingent tax liabilities or any grounds which would prompt a re-assessment of the Purchaser;

          (bb) to the knowledge of the Purchaser, the Purchaser has made all elections required to be made under applicable income tax legislation in connection with any distributions by the Purchaser, and all such elections were true and correct and in the prescribed forms and were made within the prescribed time periods; and

          (cc) the Purchaser has no part-time or full-time employees and no employment, consulting or management contract or commitment with any Person, including those with any director or officer of the Purchaser, whether oral, written, or implied, except as disclosed in Schedule "G".

8.        COVENANTS OF THE PARTIES

8.1. Between the date of this Agreement and the Closing, Transworld Media and the Shareholders:

          (a) will cause Transworld Media to afford to the Purchaser and its authorized representatives access, during normal business hours to all books, contracts, commitments and records of Transworld Media and will furnish such copies (certified if requested) thereof and such other information as the Purchaser may reasonably request, and will take such steps as may be necessary to permit the Purchaser and its authorized representatives to make such audit of the books of account of Transworld Media and such physical verification of the Business Assets as the Purchaser may reasonably see fit;

          (b) will diligently take all reasonable steps to obtain, prior to the Closing, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof including any consents, waivers and approvals as may be reasonably requested by the Purchaser;

          (c) will do any and all things reasonably necessary and use its best efforts, assist and fully cooperate with the Purchaser in its efforts to obtain the Approvals within the time limited hereunder;

          (d) will cause Transworld Media to conduct its Business and affairs diligently and only in the ordinary course, and preserve and maintain the goodwill of Transworld Media, the Business Assets and the Business;

          (e) will not permit Transworld Media to make or agree to make any payment to any director, officer, employee or agent of Transworld Media, except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with Transworld Media;

          (f) arrange a general meeting of its shareholders to be held as soon as practicable after execution hereof to consider and, if thought fit, approve the Arrangement, together with such other matters as Transworld Media and the Purchaser may agree prior to the date notice of such meeting is mailed to the Shareholders, including:

                      (i)   approval  of  the  Reorganization  as
               contemplated herein, including the change of name of Transworld Media upon the Continuation to "Trans Media, Inc.";

                    (ii) the granting of rights of dissent to the
               Shareholders to the Continuation forming a part of
               the   Reorganization,  in  accordance   with   the
               Business Corporations Act (BC); and

                     (iii)      such other matters pertaining  to
               the transactions contemplated herein as may be reasonably requested by the Purchaser; the form of proxy materials for the general meeting to be completed to the satisfaction of the Purchaser, acting reasonably; and

          (g) will use their best and reasonable efforts to obtain the Approvals set out in paragraphs 5.1(a), (b),
          (c) and (d) above, and deliver written confirmation of the same, if any, to the Purchaser.

8.2.           Between the date of this Agreement and the Closing
Date, the Purchaser will:

          (a) afford to Transworld Media and its authorized representatives access during normal business hours to all books, contracts, commitments and records of the Purchaser and will furnish such copies (certified if requested) thereof and such other information as Transworld Media may reasonably request, and will take such steps as may be necessary to permit Transworld Media and its authorized representatives to make such audit of the books of account of the Purchaser and such physical verification of the assets of the Purchaser as Transworld Media may reasonably see fit; and

          (b) use its best efforts to obtain the Approvals set out in paragraph 5.1 (d) (if any), and deliver written confirmation of the same, if any, to Transworld Media's
          Solicitor.

8.3. Upon execution of this Agreement, the Purchaser shall be responsible to prepare the Disclosure Document, at the Purchaser's sole expense.

8.4. The Purchaser and Transworld Media shall each complete their own due diligence investigations contemplated by paragraphs 8.1(a) and 8.2(a) herein, respectively, in order to satisfy themselves of the accuracy of each other's representations and warranties hereunder, within thirty (30) days of the date of execution of this Agreement, and shall each deliver to the other written confirmation of its satisfactory completion of such investigations. Notwithstanding any such investigations, the representations and warranties of any party hereto shall survive the Closing Date and the Closing, and shall continue in full force and effect for a period of one year thereafter.

8.5 The Purchaser shall not conduct a public offering of its securities prior to the Closing Date.

9.        NON-MERGER

9.1. The representations, warranties, covenants and agreements of Transworld Media contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases Transworld Media of such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect.

9.2. The representations, warranties, covenants and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant or agreement), or any investigation by Transworld Media, the same will remain in full force and effect.

10.       CONDITIONS PRECEDENT

10.1. The obligations of the Purchaser to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

          (a) the representations and warranties of Transworld Media contained herein are true and correct in all respects at and as of the Closing except as may be in writing disclosed to and approved by the Purchaser prior to the Closing; and

          (b) all covenants, agreements and obligations hereunder on the part of Transworld Media, and the Shareholders to be performed or complied with at or prior to the Closing, including Transworld Media's obligations to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing.

10.2. The conditions set forth in Section 10.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time.

10.3.           The obligations of Transworld Media to consummate
the   transactions  herein  contemplated  are  subject   to   the
fulfilment of each of the following conditions at the times stipulated, that:

          (a) the representations and warranties of the Purchaser contained herein are true and correct in all material respects at and as of the Closing except as may be in writing disclosed to and approved by Transworld Media prior to the Closing; and

          (b) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing.

10.4. The conditions set forth in Section 10.3 are for the exclusive benefit of Transworld Media, and may be waived by Transworld Media in whole or in part at any time prior to the Closing.

11.  TRANSACTIONS OF THE SHAREHOLDERS AND TRANSWORLD MEDIA AT THE
     CLOSING

11.1. At the Closing, the Shareholders and Transworld Media will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to show the completion of the Continuance and Reorganization and effectively transfer and assign the Shares to the Purchaser free and clear of all Liens, including:

          (a)    the  Transworld  Media  Shares  owned   by   the
          Shareholders   duly  endorsed  for  transfer   to   the
          Purchaser;

          (b)   certified copies of resolutions of  directors  of
          Transworld  Media  authorizing  the  transfer  of   the
          Transworld Media Shares to the Purchaser;

          (c) a certified true copy of the Certificate of Continuance;

          (d) a certified true copy of the Court approval of the Arrangement;

          (e) consents to act as directors and/or officers of the Purchaser from the two (2) nominees of Transworld
          Media, and Mel Venkateswaran and Wong Peck Ling;

          (f) a Closing Warranty and Certificate from Transworld Media, in the form attached as Schedule "E", confirming that the conditions to be satisfied by Transworld Media and the Shareholders, unless waived, as set out in
          Section 10.1 have been satisfied at the Closing and that all representations and warranties of Transworld Media contained in this Agreement are true at and as of the Closing.

12.       TRANSACTIONS OF THE PURCHASER AT THE CLOSING

12.1.           The  Purchaser  will  deliver  or  cause  to   be
delivered the following at the Closing:

          (a) copies of all written Approvals described in paragraph 5.1(d) (if any);

          (b)   share  certificates representing the  Purchaser's
          Shares  duly  registered  in the   names  specified  in
          Schedule "A";

          (c) a legal opinion from the Purchaser's attorney confirming that:

                    (i)  the Purchaser's Shares have been validly
               issued   in   compliance  with   applicable   U.S.
               securities laws;

                     (ii)  all necessary forms required  by  U.S.
               securities   laws  and  the  regulations   thereto
               respecting  the  distribution of  the  Purchaser's
               Shares have been filed;

                     (iii)      the  Purchaser's Shares  are  not
               subject   to   any   U.S.   trading   or    resale
               restrictions, other than as may be applicable to affiliates;

     (d) a Closing Warranty and Certificate from the Purchaser, in the form attached as Schedule "K", confirming that the conditions to be satisfied by the Purchaser, unless waived, as set out in Section 10.3 have been satisfied at Closing and that all representations and warranties of the Purchaser contained in this Agreement are true at and as of the Closing;

          (e) copies, certified if requested, of all minutes and consent resolutions of the directors of the Purchaser authorizing the Purchaser to:

                     (i)  enter into and fulfil the terms of this
               Agreement;

                    (ii) issue the Purchaser's Shares;

                      (iii)       appoint  the  two  (2)  persons
               nominated as directors of the Purchaser by Transworld Media, Mel Venkateswaran and Wong Peck Ling, and the following persons as officers of the
               Purchaser:

               Name                     Office

        Mel  Venkateswaran          Director and Chief Executive Officer
        Wong  Peck  Ling            Director  and  Chief Financial Officer
        Don Montague                Secretary

          (f) the resignations of all of the existing directors and officers of the Purchaser, with the exception of Wong Peck Ling as a director, being effective ten (10) days after the filing and mailing of a Form 14f-1 prescribed by the Commission, describing the change in control of the Purchaser to all shareholders of the Purchaser.

13.       POST CLOSING AGREEMENTS

13.1. Transworld Media will indemnify and hold harmless the Purchaser from and against:

          (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of Transworld Media under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

          (b) any and all losses, damages or deficiencies resulting from any Indebtedness of Transworld Media save and except trade payables incurred in the ordinary course of business and regular payments pursuant to the Contracts; and

          (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

13.2.           The  Purchaser will indemnify and  hold  harmless
Transworld Media and the Shareholders from and against:

          (a) any and all losses, damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfilment of any covenant on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Transworld Media hereunder;

          (b) any and all losses, damages or deficiencies resulting from any Indebtedness of the Purchaser save and except Indebtedness disclosed in the Purchaser's Financial Statements or disclosed in writing hereunder; and

     (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

14.       TIME OF THE ESSENCE

14.1.          Time is of the essence of this Agreement.

15.       FURTHER ASSURANCES

15.1. The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

16.       SUCCESSORS AND ASSIGNS

16.1. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other Person.

17.       COUNTERPARTS AND FACSIMILE SIGNATURES

17.1.            This  Agreement  may  be  executed  in   several
counterparts, each of which will be deemed to be an original  and
all   of  which  will  together  constitute  one  and  the   same
instrument.

17.2. Any signature to this Agreement delivered by telecopier, telefax, or other similar form of telecommunication, shall be deemed to be an original of such signature and shall be accepted as due and proper execution and delivery of this Agreement for all purposes.



18.       NOTICE

18.1. All notices, requests, demands and other communications required or permitted hereunder, or desired to be given with respect to any right or interest herein, assigned or reserved, shall be deemed to have been properly given or delivered, when delivered personally or by registered mail or electronic communication with all postage or other charges fully prepaid and addressed to the parties, respectively, as follows:

     (a)  To the Purchaser:
          Brumby House, 1st Floor
          Jalan Bahasa 87011
          Labuan, FT
          Malaysia

          Attention:  Mr. Wong Peck Ling

     (b)  To Transworld Media:
          Suite 1750 -- 1185 West Georgia St.
          Vancouver, BC  V6E 4E6

          Attention:  Mr. Paul A. Bowes, Esq.


          (c)  To the Shareholders:
          Suite 1750 -- 1185 West Georgia St.
          Vancouver, BC  V6E 4E6

          Attention:  Mr. Paul A. Bowes, Esq.

or such other address as any Person may specify by notice in writing to the other.

18.2. Any notice delivered on a business day, or sent by electronic communication on a business day, will be deemed conclusively to have been effectively given on the date notice was delivered or transmitted.

18.3. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the tenth business day after posting; but if at the time of posting or between the time of posting and the tenth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

19.       AGENTS

19.1. Transworld Media and the Shareholders represent and warrant to the Purchaser that no agent or other intermediary has been engaged by them in connection with the transactions herein contemplated, and the Purchaser warrants to Transworld Media and the Shareholders that no agent or other intermediary has been engaged by them in connection with the transactions herein contemplated.

20.       PROPER LAW

20.1. This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties will attorn to jurisdiction of the Courts thereof.


           IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.


THE  COMMON SEAL OF NORTH  COAST )
PARTNERS,   INC.  was   hereunto )
affixed in the presence of:      )
                                 )
s/"Wong Peck Ling"               )
________________________________ )                            C/S
______                           )
Authorized Signatory             )
                                 )
                                 )
                                 )




THE  COMMON  SEAL OF  TRANSWORLD )
MEDIA  INC. was hereunto affixed )
in the presence of:              )
                                 )
s/"Mel Venkateswaran"            )
________________________________ )                            C/S
______                           )
Authorized Signatory             )
                                 )
                                 )
                                 )


SIGNED, SEALED AND DELIVERED  by )
the  SHAREHOLDERS by their  duly )
authorized representative in the )
presence of:                     )
                                 )                         s/"Mel
/s/ Mel Venkateswaran            Venkateswaran"
Signature                        )
                                 _______________________________
                                 )         Mel     Venkateswaran,
                                 Attorney-in-fact
                                 )
                                 )
                                 )
                                 )

This is SCHEDULE "A" to the Agreement dated September 29th, 2004 between North Coast Partners, Inc.,
                 Transworld Media Inc. and the
             Shareholders of Transworld Media Inc.


   List of Shareholders and Allocation of Purchaser's Shares


Name                        Number of            Number of
                         Transworld Media   Purchaser's Shares
                           Shares Held        to be Issued in
                                                 Exchange
Mel Venkateswaran            240,000              240,000
Susan Pawlowski              200,000              200,000
Leah Mannings                100,000              100,000
Franco Felice                300,000              300,000
Donna Stevenson               40,000              40,000
Nigel Jobson                 100,000              100,000
Valerie Jobson               100,000              100,000
John A. Davis                200,000              200,000
Edward H.J. Bird             200,000              200,000
Eileen L. Bird               200,000              200,000
Henry Awmack                 200,000              200,000
Matilda Christensen          100,000              100,000
Milena Robertson              60,000              60,000
James Robertson               60,000              60,000
Blackfriars                   60,000              60,000
Investments Inc.
Beba Enterprises Ltd.         60,000              60,000
Tanya Tougas                 300,000              300,000
T.T. Nelligan                 40,000              40,000
Mark Morrison                300,000              300,000
Bryan Timothy Davies          40,000              40,000
Elisabeth Pocock             200,000              200,000
David A. Caulfield           200,000              200,000
Derek G. Pocock              200,000              200,000
David A. Pocock              200,000              200,000
Peter J. Moffat              200,000              200,000
Nicholas Miller              200,000              200,000
Linda Fraser                 200,000              200,000
Janine M. Player             160,000              160,000
Jeffrey L. Player            160,000              160,000
Irene Lishanko                40,000              40,000
Frank Lishanko                40,000              40,000
Midas Management Inc.         60,000              60,000
Scott Stewart                200,000              200,000
Elaine McMurchy              200,000              200,000
Anthony McMurchy             200,000              200,000
    Totals:                 5,360,000            5,360,000